UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

SiTime Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39135	02-0713868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5451 Patrick Henry Drive
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 328-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SITM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement

Asset Purchase Agreement

On February 4, 2026, SiTime Corporation, a Delaware corporation (“SiTime” or the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Renesas Electronics America Inc., a California corporation (“Renesas”), pursuant to which Renesas will and will cause certain of its affiliates to sell, transfer, assign and convey to SiTime all of their right, title and interest in, to and under certain assets related to the timing business of Renesas Electronics Corporation (the “Business”) for an aggregate purchase price of approximately $1,500,000,000 in cash (“Cash Consideration”) and 4,130,644 shares of common stock, $0.0001 par value per share, of SiTime (“Common Stock” and such consideration, the “Stock Consideration”), subject to certain adjustments as set forth in the Asset Purchase Agreement (the “Acquisition”).

The number of shares subject to the Stock Consideration will be determined based on the volume-weighted average price of SiTime Common Stock for the period of 10 consecutive trading days ending on the third full trading day prior to the consummation of the Acquisition (the “Closing”), subject to a floor price of $308.6686 and a ceiling price of $417.6104.

The Closing is subject to the satisfaction of certain customary conditions, including the accuracy of each party’s representations and warranties as of the Closing, subject in certain instances, to certain materiality and other thresholds, the performance by each party of its obligations and covenants under the Asset Purchase Agreement in all material respects, the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other governmental approvals in certain foreign jurisdictions (collectively, the “Requisite Approvals”).

The Asset Purchase Agreement contains various representations and warranties and covenants by the parties to such agreement. SiTime and Renesas have agreed to enter into related agreements ancillary to the Acquisition that will become effective upon the consummation of the Acquisition, including certain documents related to intellectual property matters, transition services and resale registration rights.

The Asset Purchase Agreement contains certain customary termination rights in favor of each of SiTime and Renesas and it may be terminated by either party if the Closing has not occurred by November 4, 2026, subject to (i) an automatic three month extension (the “First Extended End Date”) and (ii) an automatic six month extension after the First Extended End Date, in each case only if all conditions required for Closing have been satisfied at such time except for the receipt of the Requisite Approvals, unless such party’s material breach of the Asset Purchase Agreement caused or resulted in the failure of the Closing to have occurred. In connection with a termination of the Asset Purchase Agreement, SiTime may be required to pay a termination fee to Renesas of either $150.0 million or $75.0 million under specified circumstances.

The foregoing description of the Asset Purchase Agreement set forth herein is subject to, and qualified in its entirety by reference to, the full text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein. The Asset Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about SiTime, Renesas, or the Business. In particular, the assertions embodied in the representations and warranties in the Asset Purchase Agreement were made as of a specified date, are modified or qualified by information in a confidential disclosure schedule prepared by Renesas in connection with the execution and delivery of the Asset Purchase Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Asset Purchase Agreement are not necessarily characterizations of the actual state of facts about SiTime, Renesas or the Business at the time such representations and warranties were made or otherwise and should only be read in conjunction with the other information that SiTime or Renesas makes publicly available in reports, statements and other documents filed with the U.S. Securities and Exchange Commission, as applicable.

Debt Commitment Letter

In connection with its entry into the Asset Purchase Agreement, on February 4, 2026, the Company entered into a debt financing commitment letter (the “Commitment Letter”) with Wells Fargo Securities, LLC and Wells Fargo Bank, National Association (collectively, “Wells Fargo”), pursuant to which Wells Fargo has committed to provide the Company with debt financing to fund a portion of the Cash Consideration in an aggregate principal amount of up to $900.0 million in the form of a 364-day senior secured bridge loan facility (the “Bridge Facility”), subject to customary conditions. Subject to market conditions and other factors, in lieu of all or a portion of the Bridge Facility, the Company may fund a portion of the Acquisition consideration through one or more bank financing or capital markets transactions. The consummation of the Acquisition is not conditioned on the availability of the Bridge Facility or any alternative financing. The foregoing description of the Commitment Letter set forth herein is subject to, and qualified in its entirety by reference to, the full text of the Commitment Letter, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

Press Release

A copy of the press release announcing the above-referenced transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

Investor Call

SiTime management will host a conference call on Wednesday, February 4, 2026, at 2:00 p.m. Pacific Time. This call will be available by webcast at https://investor.sitime.com/events-and-presentations/events or by phone as set forth in the press release furnished as Exhibit 99.1 to this Current Report.

A copy of the presentation is also furnished as Exhibit 99.2 to this Current Report.

Forward-Looking Statements

The information set forth in this Current Report contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which include information concerning the structure, timing, and completion of the proposed transaction, the Company’s cash position and business strategy following the closing of the transaction and cash runway, the Company’s plans, objectives, goals, strategies, future revenues, financial position, capital expenditures; the anticipated timing of closing and other information that is not historical information. Forward-looking statements can be identified by words such as “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “will,” and variations of such words or similar expressions. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained herein. These include, but are not limited to: the Company’s ability to obtain regulatory approval for, and satisfy closing conditions to, the transactions, the timing of closing thereof, unexpected costs, charges or expenses resulting from the transaction, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, and the Company’s ability to realize the anticipated benefits of the transactions described herein. Numerous other factors, many of which are beyond the Company’s control could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date the on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Nothing in this Current Report should be regarded as a representation by any person that the forward-looking statements set forth therein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this Current Report, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are being furnished herewith:

Exhibit Number

2.1*	Asset Purchase Agreement, dated as of February 4, 2026, by and between SiTime Corporation and Renesas Electronics America Inc.

10.1	Commitment Letter, dated as of February 4, 2026, by and among SiTime Corporation, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association.

99.1*	Press Release dated February 4, 2026**

99.2*	Investor Presentation dated February 4, 2026**

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

*

Pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC, certain schedules and attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit.

**

The information in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2 furnished thereunder, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 this Current Report, including the exhibits furnished thereunder, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in such item in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SiTime Corporation

Date: February 4, 2026	By:	/s/ Vincent P. Pangrazio
Vincent P. Pangrazio
Executive Vice President, Chief Legal Officer and Corporate Secretary